EXHIBIT 23



                        CONSENT OF INDEPENDENT ACCOUNTS





         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-23514, 33-49422 and 33-49526) of CONMED Corporation of our report dated January 29, 1996 appearing on page F-1 of the 1995 Annual Report on Form 10-K.



PRICE WATERHOUSE LLP

Syracuse, New York
March 28, 1996